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                                                                   EXHIBIT 10.10

                  AMENDMENT (the "Amendment"), dated as of May 19, 1999, between The J. H. Heafner Company, Inc., a North Carolina corporation ("Buyer"), and The Kelly-Springfield Tire Company, a division of The Goodyear Tire and Rubber Company ("Seller")
                  --------------------------------------------------------------



                  The Buyer and the Seller are parties to an Agreement, dated as of May 7, 1997 (the "Supply Agreement"), and a Securities Purchase Agreement, dated as of May 7, 1997 (the "Securities Purchase Agreement"). The Buyer, certain stockholders of the Buyer and Charlesbank Equity Fund IV, Limited Partnership ("Charlesbank") have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of April 21, 1999, pursuant to which such stockholders have agreed to sell their shares of common stock of the Company to Charlesbank on the terms and conditions set forth therein.

                  In consideration of the mutual benefits to be derived from the transactions contemplated by the Stock Purchase Agreement, and as a condition to the consummation of the transactions contemplated therein, the parties have agreed to enter into this Amendment.

                  Capitalized terms used and not otherwise defined in the text of this Amendment shall have the meanings given in the Supply Agreement.

                  The parties agree as follows:

                  1. Amendment to Supply Agreement. The Supply Agreement is hereby amended by adding the following immediately after Section 23 thereof:

                  "SECTION 24. SUPPLEMENTAL PAYMENT. Subject to the restrictions contained in Section 6.6 of the Second Amended and Restated Articles of Incorporation of the Buyer or any successor document (the "Articles"), if the Buyer and its affiliates do not purchase from the Seller tires with an aggregate purchase price in an amount equal to or greater than (i) for 1999, $125,000,000 and (ii) for each calendar year thereafter, an amount averaging 104% of the Base Purchase Requirement for the prior calendar year as determined in accordance with this Section 24, and no Series B Dividends (as defined in the Articles) are payable in accordance with Section 6.2(a) thereof, the Buyer agrees to make additional payments to the Seller for tires purchased under this Agreement to the extent necessary to put the Seller in the same economic position as if Series B Dividends (as defined in the Articles) had been payable on the Series B Dividend Payment Date (as defined in the Articles) scheduled to occur in the following calendar year. For any calendar year, the Base Purchase Requirement shall be the sum of (x) the aggregate purchase price for tires purchased by the Buyer and its subsidiaries (provided such subsidiaries were owned by the Buyer on January 1 of such



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calendar year) from Goodyear during such year and (y) 75% of the aggregate purchase price for tires purchased from Goodyear during such year by subsidiaries of the Buyer that were acquired during such year; provided, in each case, that purchases from Goodyear in any calendar year shall include purchases of tires from a business acquired by Goodyear after May 1, 1999 only if Goodyear or such acquired business agrees to continue to supply such products to the Buyer on substantially the same terms and conditions on and after the date of acquisition by Goodyear as were offered before the date of such acquisition, in which case 75% of the aggregate purchase price for tires purchased from such business shall be included. When used in this Section 24, "Goodyear" means, collectively, The Goodyear Tire and Rubber Company, the Seller and any other subsidiary or division of Goodyear that supplies tires to the Buyer and/or its subsidiaries."

                  2. Amendment to Securities Purchase Agreement. The Securities Purchase Agreement is hereby amended as follows:

                  (a) Section 4.2 is restated to read in its entirety as follows:

                  "SECTION 4.2. Change of Control Notice. So long as the Purchaser holds all of the outstanding Kelly Preferred Shares, at least 30 days prior to the occurrence of any Change of Control (as defined in the Amended and Restated Articles), the Company shall notify the Purchaser of such pending Change of Control."

                  (b) The following text is added immediately after Section 4.5:

                  "SECTION 4.6.  Required Redemption of Preferred Stock.

                  (a) Redemption Right. Subject to the restrictions contained in
Section 4.6(e), if, at any time after the Series A Issue Date a Change of Control (as defined below) occurs, the Corporation shall, within 10 Business Days after such occurrence, send notice of such occurrence to the holders of Kelly Preferred Stock. If, within 10 Business Days of such notice, (i) the holders of all (but not less than all) of the outstanding shares of Kelly Preferred Stock send notice to the Corporation specifying that such holders thereby request that the Corporation redeem all of the outstanding shares of Kelly Preferred Stock held by each such holder and (ii) Kelly-Springfield agrees in writing to the termination of the Supply Agreement, the Corporation shall redeem, out of the assets of the Corporation legally available therefor, all such shares within 30 Business Days of the Corporation's receipt of all such requests (the "Change of Control Redemption Date") at a price per share equal to the sum of (1) the product of (x) 100% of the Series A Liquidation Preference or the Series B Liquidation Preference, as applicable, and (y) the Applicable Premium then in effect as provided in Section 6.5(f) of the Articles and (2) an amount per share equal to all accrued and unpaid Series A Dividends, 4% Series A Makewhole Dividends and Additional Series A Makewhole Dividends or Series B Dividends and Series B Makewhole Dividends, as applicable, whether or not declared or payable, to the Change of Control Redemption Date, in immediately available funds.



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                  (b) Certain Definitions. When used in this Section 4.6,
capitalized terms used and not defined in this Section 4.6 shall have the meanings given in the Second Amended and Restated Articles of Incorporation of the Corporation. "Change of Control" means such time as (i) any person or "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") other than the Principal Shareholders (as defined below) or Kelly-Springfield is or becomes the beneficial owner, directly or indirectly, of outstanding shares of capital stock of the Corporation, entitling such person or persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of stockholders of the Corporation (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Securities and Exchange Commission under the Exchange Act), provided, however, that a person or group shall not be deemed to be the "beneficial owner" of capital stock of the Corporation solely by reason of such person or group having entered into a stockholders or similar agreement with a Principal Shareholder, (ii) a majority of the Board of Directors shall consist of persons other than Continuing Directors (the term "Continuing Director" shall mean any member of the Board of Directors immediately following the closing of the transactions contemplated by the Stock Purchase Agreement, any member of the Board of Directors elected by Kelly-Springfield pursuant to Section 6.4(c) of the Articles and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors), (iii) the stockholders of the Corporation shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case, with respect to which all or substantially all the persons who were the respective beneficial owners of the outstanding shares of capital stock of the Corporation immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction will beneficially own, directly or indirectly, less than 50% of the combined voting power of the then outstanding shares of capital stock of the Corporation resulting from such recapitalization, reorganization, merger consolidation or similar transaction; or (iv) the stockholders of the Corporation shall have approved the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or in a series of related transactions to a person not owning or controlling, or any entity not owned or controlled by the holders of, directly or indirectly, 50% or more of the combined voting power of the outstanding shares of capital stock of the Corporation immediately prior to such disposition. "Principal Shareholders" means Charlesbank Equity Fund IV, Limited Partnership, Charlesbank Equity Fund IV GP, Limited Partnership, Charlesbank Capital Partners, LLC, any other funds managed by Charlesbank Capital Partners, LLC, any person that, as of the closing of the transactions contemplated by the Stock Purchase Agreement, is a limited partner of Charlesbank Equity Fund IV, Limited Partnership, members of senior management of the Corporation that were employees of the Corporation as of the closing of the transactions contemplated by the Stock Purchase Agreement, and any corporation, partnership, limited liability company or other entity a majority of the voting capital stock or partnership, membership or equity interests of which is owned by any of the foregoing.



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                  (c) Redemption Procedures. Notice of any redemption of shares of Kelly Preferred Stock pursuant to this Section 4.6 shall be mailed at least 10, but not more than 30, days prior to the date fixed for redemption to each holder of shares of Kelly Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. Such notice shall include instructions for the surrender of the Kelly Preferred Stock to be redeemed and the receipt of payment therefor. In order to facilitate the redemption of shares of Kelly Preferred Stock pursuant to this Section 4.6, the Board of Directors may fix a record date for the determination of shares of Kelly Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Kelly Preferred Stock to be closed, not more than 30 days or less than 10 days prior to the date fixed for such redemption.

                  (d) Consequences of Redemption. Notice of redemption having been given as aforesaid, upon the date fixed for redemption in respect of shares of Kelly Preferred Stock to be redeemed pursuant to this Section 4.6, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption, (i) the shares of Kelly Preferred Stock represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Kelly Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the applicable redemption price.

                  (e) Limitations on Mandatory Redemption. Notwithstanding anything to the contrary in this Section 4.6, so long as any amounts are outstanding under any Debt Documents (as defined below) or any commitments to lend under the Debt Documents have not been terminated, the Corporation shall not make payment in respect of any redemption permitted or otherwise required by this Section 4.6, or declare, make or pay any dividend or distribution in respect of any shares of Kelly Preferred Stock if any Event of Default (as defined in the Debt Documents) or default under any of the Debt Documents or any event which, upon notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing or would result therefrom and has not been cured or waived in writing by the requisite vote of the holders of the indebtedness represented by the Debt Documents. "Debt Documents" means the Loan and Security Agreement, dated as of the Series A Issue Date between the Corporation, Oliver & Winston, Inc., the financial institutions party thereto and BankBoston, N.A., as agent, and the Senior Subordinated Note and Warrant Purchase Agreement, dated the Series A Issue Date, by and among the Corporation and The 1818 Mezzanine Fund, L.P., and the notes, mortgages, security documents, guaranties and other agreements entered into in connection therewith (each as amended, modified, supplemented and/or restated from time to time in accordance with its terms, including any replacement agreement therefor and any refinancing of the debt incurred thereunder, which refinancing may result in a greater principal amount outstanding in connection therewith).

                  (f) Reacquired Shares. Any shares of Kelly Preferred Stock exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner



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whatsoever shall be retired and canceled promptly after the acquisition thereof.
All such shares of Kelly Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate charter amendment with the Secretary of State of the Corporation's jurisdiction of incorporation, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Kelly Preferred Stock or other Parity Stock unless all of the shares of Kelly
Preferred Stock shall have already been redeemed."

                  3. Charter Amendment. In consideration of the amendments to the Securities Purchase Agreement set forth in Section 2(b) above, the parties agree to do all things necessary (including voting shares of capital stock of the Buyer held by the Seller) to ensure that Section 6.5(d) of the Second Amended and Restated Articles of Incorporation will be deleted at such time as the Buyer effects any amendment to or restatement of such Articles (including in connection with reincorporation to a jurisdiction other than North Carolina).

                  4. Effective Date; Continuing Effectiveness. This Amendment shall be effective upon the closing of the transactions contemplated by the Stock Purchase Agreement, and shall remain in effect from and after the date such closing occurs. If, prior to the consummation of the transactions contemplated therein, the Stock Purchase Agreement is terminated for any reason, this Amendment shall automatically terminate and be of no further force and effect. Except as expressly set forth above, the terms and conditions of the Supply Agreement, the Securities Purchase Agreement and the Buyer's Second Amended and Restated Articles of Incorporation shall remain in full force and effect and are hereby ratified and confirmed. In the event of any conflict between a provision of this Amendment and any provision of the Buyer's Second Amended and Restated Articles of Incorporation, the provision of this Amendment shall be deemed to control to the extent of such conflict.

                  5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.







                            (Signature page follows.)




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                  IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.



                                    THE KELLY-SPRINGFIELD TIRE
                                    COMPANY, a division of The Goodyear Tire and Rubber Company


                                    By: /s/ Gary L. Sutherland
                                        ----------------------------------------
                                    Name: Gary L. Sutherland
                                    Title: Vice President

                                    THE J. H. HEAFNER COMPANY, INC.


                                    By: /s/ William H. Gaither
                                        ----------------------------------------
                                    Name: William H. Gaither
                                    Title: President and Chief Executive Officer





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